                                                                    EXHIBIT 10.2

                                INTERIM AGREEMENT

         AGREEMENT made this 5th day of February, 1999 by and among M&L INTERNATIONAL, INC., an Illinois corporation with its principal office at 1333 North Kingsbury Street, Chicago, Illinois 60622 ("M&L International"), AMEREX
(USA) INC., a New York corporation with its principal office at 350 Fifth Avenue, New York, New York 10118 ("Amerex"), and M&L INTERNATIONAL GROUP, LLC, a Delaware Limited Liability Company with its principal office at 350 Fifth Avenue, New York, New York 10118 ("M&LIG").

                                   WITNESSETH:

         WHEREAS, M&L International is, simultaneously with the execution and delivery of this Agreement, filing a petition to commence a reorganization case (the "Reorganization Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

         WHEREAS, after commencement of the Reorganization Case, M&L International will be operating its business as a debtor-in-possession pursuant to the Bankruptcy Code; and

         WHEREAS, M&L, Amerex and M&LIG have concurrently entered into an Asset Purchase Agreement dated February 5, 1999 pursuant to which Amerex and M&LIG agree to purchase certain assets from M&L International and M&L International agrees to sell such assets to Amerex and M&LIG, all upon the terms and subject to the conditions set forth in such agreement (the "Asset Purchase Agreement"); and

         WHEREAS, Chase Manhattan Bank ("Chase") for itself, and as agent for certain other lenders (Chase and such other lenders to be referred to herein, collectively, as the "Secured Bank Group") have a first security interest in, and a cross collateralized continuing first lien on, the assets of M&L International (both tangible and intangible) together with the assets of its affiliated companies Mackintosh of New England Co. ("MacKintosh") and Biscayne Apparel International, Inc. d/b/a Varon ("Varon") as security for the cross collateralized obligations to the Secured Bank Group of Mackintosh, Varon and M&L International; and

         WHEREAS, it is essential in order to preserve the viability of the business of M&L International as a going concern and to preserve the value of the assets of M&L International pending the sale of such assets, that certain purchase orders issued by customers to M&L International be fulfilled and that letters of credit be established for the manufacture of goods to fulfill these customer purchase orders; and

         WHEREAS, M&L International is unable to open such letters of credit because it has insufficient credit for such purpose; and

         WHEREAS, M&L International, Amerex and M&LIG believe it is in the best interest of all the parties to enter into this Agreement on the terms and conditions hereinafter set forth, pursuant to which such customers' purchase orders shall be assigned by M&L to Amerex and M&LIG, the right to manufacture the goods and fill such customers' purchase orders shall be assigned to Amerex and M&LIG, and the right to use M&L International's trademarks and to license or sub-license on a non-exclusive basis the trademarks licensed to M&L International shall be assigned to Amerex and/or M&LIG, as more particularly set forth herein; and

         WHEREAS, in order to induce Amerex and M&LIG to enter into this Agreement and to post letters of credit to manufacture the goods to fill such customers purchase orders, M&L

International is prepared to indemnify and hold Amerex and M&LIG harmless from and against any loss or liability resulting from the assignment of such purchase orders and the posting of letters of credit and manufacture of goods to fill such purchase orders; and

                  WHEREAS, Amerex is only willing to enter into the Asset Purchase Agreement, and purchase the assets and business of M&L International, on the condition that the parties hereto enter into, and the Bankruptcy Court approves, this Interim Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements herein contained, the parties hereto hereby agree as follows:

         Section 1. Sale of Customer Purchase Orders and Supplier Purchase
Orders

         1.1 M&L International does hereby assign to Amerex and M&LIG absolutely and irrevocably, free and clear of all claims, mortgages, security interests, liens, judgments, encumbrances and charges of any kind or nature, all of its right, title and interest in and to each of the customer purchase orders set forth on Schedule 1.1 annexed hereto (the "Contracts"). This is an absolute conveyance and assignment.

         1.2 M&L International agrees to assign to Amerex and M&LIG, absolutely and irrevocably, free and clear of all claims, mortgages, security interests, liens, judgments, encumbrances and charges of any kind or nature, all of its right, title and interest in and to additional customer purchase orders as mutually agreed to by the parties (the "Additional Contracts"). When made, this will be an absolute conveyance and assignment.

         1.3 M&L International does hereby assign to Amerex and M&LIG, absolutely and unconditionally, free and clear of all claims, mortgages, security interests, liens, judgments, encumbrances and charges of any kind or nature, all of its right, title and interest in and to each of the purchase orders issued by M&L to its suppliers in connection with the manufacture of goods to fulfill the Contracts, as set forth on Schedule 1.3 (the "Supplier Purchase Orders") and to any additional Supplier Purchase Orders as mutually agreed to by the parties hereto (the "Additional Supplier Purchase Orders"). When made, this will be an absolute conveyance and assignment.

         1.4 It is agreed that neither M&L International, its bankruptcy estate, nor the Secured Bank Group shall have any interest whatsoever in the Contracts, Additional Contracts, Supplier Purchase Orders, Additional Supplier Purchase Orders, L/C's (as defined below) or any goods manufactured pursuant thereto or any accounts receivable resulting therefrom.

         Section 2.  Grant of Licenses and Consents

         2.1 M&L International and/or Mackintosh (as the case may be) hereby irrevocably and absolutely grant to Amerex and M&LIG a royalty free non-exclusive license with respect to the trademarks and trade names set forth on Schedule 2.1, all copyrights, drawings, patterns, sketches, designs, style and model numbers, artwork and other intangible property owned by M&L International and/or its affiliates (collectively, the "Intellectual Property"), to use such Intellectual Property in connection with the manufacture and sale of goods to fulfill the Contracts and Additional Contracts. M&L International hereby absolutely and irrevocably assigns and sub-licenses on a non-exclusive basis to Amerex and M&LIG the right to use all licensed Intellectual Property in connection with the manufacture and sale of any merchandise or goods pursuant to the Contracts and Additional Contracts.

         2.2 M&L International hereby irrevocably grants to Amerex and M&LIG a royalty free non-exclusive sub-license to use all licensed rights it has from Healthtex Apparel Corp, Starter Corporation and Eclipse, Incorporated (the "Licensors") in connection with the manufacture and sale of the goods to fulfill the Contracts and Additional Contracts. M&L

International shall obtain an order of the Bankruptcy Court authorizing Amerex to use the trademarks or trade names of Licensors, or in lieu thereof, obtain the consent of the Licensors to the non-exclusive license and/or to the sub-licensing of the trademarks and trade names for use by Amerex and M&LIG in the manufacture and sale of goods pursuant to the Contracts and Additional Contracts. M&L International hereby irrevocably consents to the Licensors granting directly to Amerex and M&LIG non-exclusive licenses and/or sub-licenses authorizing Amerex and M&LIG to use all licensed rights in connection with the manufacture and sale of any merchandise or goods manufactured and sold to fulfill the Contracts and Additional Contracts. Amerex agrees to pay respectively to each Licensor the percentage royalty due to such Licensor under the license agreement between M&L International and such Licensor solely with respect to the goods manufactured and sold by Amerex or M&LIG pursuant to the Contracts and Additional Contracts which utilize such Licensor's trademark or trade name; provided however, Amerex and M&LIG shall have no obligation to any Licensor with respect to any minimum or guaranteed royalties.

         2.3 M&L International acknowledges that the consideration for these non-exclusive licenses, sub-licenses and consents has been fully paid and received by M&L International.

         2.4 M&L International consents to Amerex and M&LIG manufacturing the goods in the factories currently doing business with M&L International to fulfill the Contracts and Additional Contracts. Subject to orders of the Bankruptcy Court, and the provisions of any cash collateral stipulations or orders, M&L International agrees that it will, at its sole cost and expense, take all actions reasonably necessary or appropriate, in the ordinary course of business as historically conducted by M&L International (except for the opening of Letters of Credit by M&L International) to facilitate the ability of Amerex and M&LIG to perform the Contracts and

Additional Contracts and M&L International will not take any action that would interfere with the ability of Amerex or M&LIG to perform the Contracts and realize the benefits of the licenses and sub-licenses granted to Amerex pursuant to this Agreement. All costs and expenses incurred by M&L International in performing its obligations pursuant to the foregoing sentence shall be included in "Operating Costs and Expenses," as defined in the Asset Purchase Agreement. If Amerex or M&LIG requests M&L International to take any action outside the ordinary course of business as historically conducted by M&L International, Amerex shall advance to M&L International any third party costs and expenses incurred by M&L International in connection therewith.

         Section 3.  Letters of Credit

         3.1 Provided the Licensors have consented to the sub-licenses to Amerex and M&LIG for the use of the trademarks and trade names of Licensors, or the Bankruptcy Court has entered orders authorizing Amerex to use the trademarks and trade names of Licensors, Amerex agrees to open letters of credit ("L/Cs") to the factories and material suppliers in its own name for the manufacture and direct purchase by Amerex and/or M&LIG of goods to fulfill the Contracts. From time to time, as Additional Contracts are assigned to Amerex, Amerex agrees to open additional L/Cs to the suppliers and manufacturers for the manufacture of goods to fulfill such Additional Contracts. Amerex shall have the absolute right at any time to refuse to accept Additional Contracts and to refuse to open L/Cs for the manufacture of goods to fulfill such Additional Contracts. Simultaneously with opening any L/Cs or entering into any contracts with factories or suppliers, Amerex will deliver to M&L International copies of such L/Cs and contracts.

         3.2 M&L International agrees to pay to Amerex a service fee in the sum of four (4%) percent of the total face amount of all of the L/Cs opened by Amerex (the "Service Fee") and to reimburse Amerex for all bank charges, bank fees and other bank expenses incurred by Amerex in connection with opening the L/Cs and the advances provided for in Section 2.4 but not to exceed one-half percent (1/2%) of the total face amount of all L/Cs (the "Expenses"), provided that, such Service Fee and Expenses shall not be payable to Amerex (i) if the Bankruptcy Court approves the sale of the assets and business of M&L International to M&LIG pursuant to the Asset Purchase Agreement and M&L International is not in default thereunder, (ii) if M&LIG closes the purchase of the assets and business of M&L International despite any default by M&L International, or (iii) if the Bankruptcy Court does not approve a sale of the assets and business of M&L International to M&LIG or to any Alternate Bidder (as defined below).

         3.3 In the event that the assets and business of M&L International shall be sold to a successful alternate bidder (the "Alternate Bidder"), the order of the Bankruptcy Court approving the sale to the Alternate Bidder shall require the Alternate Bidder to:

                  (a) on the closing date of the sale to the Alternate Bidder (the "Alternate Bid Closing Date"), post letters of credit as substitutes for all L/Cs posted by Amerex ("Amerex Open L/Cs") and obtain the delivery for cancellation by the beneficiary of the Amerex Open L/Cs for which it is substituting, or, in the alternative, deliver the written undertaking of a commercial bank having assets of least $200,000,000 to honor and pay all draws upon each Amerex Open L/C and to indemnify the bank which issued the Amerex Open L/Cs against such Amerex Open L/Cs; and

                  (b) on the Alternate Bid Closing Date, purchase back from Amerex for $1.00 the Contracts and Additional Contracts, and assume and indemnify Amerex and M&LIG against all obligations thereunder including, without limitation, any obligations to Licensors to pay royalties and license fees, and to assume all obligations under the Supplier Purchase Orders and Additional Supplier Purchase Orders; and

                  (c) pay to Amerex on the Alternate Bid Closing Date, out of the purchase price, the Service Fee and Expenses.

         Upon entry of an order of the Bankruptcy Court containing the provisions in this Section 3.3, M&L International shall have no further liability for the Service Fee and Expenses.

         3.4 In consideration of the fulfillment by the Alternate Bidder of the conditions of Section 3.3 above, at the closing of the sale by M&L International to the Alternate Bidder, Amerex shall reassign to the Alternate Bidder all of the Contracts and Additional Contracts and Supplier Purchase Orders and Additional Supplier Purchase Orders previously assigned to Amerex together with the rights to use the Intellectual Property and the licenses with respect to the goods.

         3.5 Two (2) business days prior to the hearing to approve the Asset Purchase Agreement, Amerex shall deliver to M&L a certified statement of its Chief Financial Officer which shall identify: (i) all Amerex Open L/Cs, (ii) all Contracts and Additional Contracts and (iii) the amount of the Service Fee and Expenses. M&L International and the Alternate Bidder may rely on such certificate to establish the amounts due and obligations pursuant to Section 3.3 above.

         Section 4.        Indemnification of Amerex Against Loss.

         M&L International hereby absolutely, irrevocably and unconditionally agrees to indemnify and hold Amerex harmless from and against any and all loss, cost and expense of Amerex whatsoever in connection with its opening of the L/Cs and manufacture and the sale of the goods to fulfill the Contracts and Additional Contracts, provided that, any claim for indemnification hereunder is delivered to M&L International no later than March 31, 2000. Amerex shall use its best efforts to mitigate its losses by the sale of such goods to the customers under the Contracts or, on canceled or refused orders, to other customers. From time to time, Amerex shall present to M&L International its detailed statement of any loss it suffers and shall provide a written accounting upon request by M&L International. Notwithstanding the foregoing, M&L International shall not be liable to Amerex for any unrealized profit on the sale of goods. In determining the amount of loss, cost, or expense, the Contracts and Additional Contracts shall be treated as a whole such that any profit, gain or benefit from any specific Contract or Additional Contract shall offset any loss or damage from other Contracts or Additional Contracts. Amerex shall maintain appropriately detailed records which shall be sufficient to enable the parties to determine the profit, loss, gain, benefit or expense or cost attributable to the Contracts or Additional Contracts. The provisions of this Section 4 shall terminate (i) upon entry by the Bankruptcy Court of the Order (as defined in the Asset Purchase Agreement), unless M&L International is in default under the Asset Purchase Agreement, or (ii) if, pursuant to the Order, M&LIG closes the purchase of the assets and business of M&L International despite any default by M&L International, or, (iii) if the assets and business of M&L International are sold to an Alternate Bidder and the Bankruptcy Court enters an order containing the provisions set forth in Section
3.3. If M&LIG terminates the Asset Purchase Agreement due to a default by M&L International, the provisions of this Section 4 shall continue in effect in accordance with its terms.

         Section 5.        Conditions.

         The provisions of this Agreement, the obligations of M&L International hereunder, and the obligations of Amerex to open L/Cs for the manufacture of goods to fulfill the Contracts is at all times conditioned upon (i) the issuance by the Bankruptcy Court of an emergency order on or before February 9, 1999 approving (x) this Interim Agreement and all of the terms, conditions and provisions hereof, and (y) the opening of L/Cs by Amerex to fulfill some or all of the Contracts, and (ii) the consent of the Licensors to Amerex and M&LIG obtaining licenses and/or sub-licenses from the Licensors or an order of the Bankruptcy Court authorizing use by Amerex or M&LIG of the trademarks and trade names of Licensors. Notwithstanding anything herein to the contrary, if the initial emergency order does not approve the opening of L/Cs to fulfill all of the Contracts and Additional Contracts, then Amerex shall only be required to open L/Cs to the extent approved by the Bankruptcy Court in the initial emergency order and, thereafter, if, when and as approved by the Bankruptcy Court in subsequent orders.

         Section 6.        General and Miscellaneous

         6.1 No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect.

         6.2 This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the Bankruptcy Court.

         6.3 The parties agree that, from time to time, each of them shall forthwith execute and deliver such documents as the other parties hereto or their respective counsel may reasonably request to effectuate the purposes of this Agreement.

         6.4 In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

         6.5 All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and electronic confirmation of receipt is obtained promptly after completion of the transmission; (iii) on the date after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party at its address or telecopier number set forth below:

                  If to M&L International:

                  M&L International, Inc.
                  c/o Trivest
                  2665 South Bayshore Drive
                  Suite 800
                  Miami, Florida 33133-5301
                  Attn.: Peter Vandenberg, Jr.
                  Telecopier No.: (305) 285-0102

                  With a copy to:

                  Greenberg Traurig
                  Met Life Building
                  200 Park Ave., 15th Floor
                  New York, NY 10166
                  Attn.: Richard N. Tilton, Esq.
                  Telecopier No.: (212) 801-6400;

                  Salomon Green & Ostrow, P.C.
                  919 Third Avenue
                  15th Floor
                  New York, New York 10022
                  Attn.: Nicholas F. Kajon, Esq.
                  Telecopier No.: (212) 319-8505;

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178-0060
                  Attn.: Mark F. Liscio, Esq.
                  Telecopier No.: (212) 309-6273;

                  and, if a committee is appointed in the Reorganization Case, to counsel for such committee at the address specified by M&L International in written notice to Amerex given in the manner set forth herein.

                  If to Amerex or M&LIG:

                  Amerex (USA) Inc.
                  350 Fifth Ave.
                  New York, NY 10018
                  Attn.:   Fred R. Shvetz
                           Chairman
                  Telecopier No. (212) 967-3352

                  With a copy to:

                  Rosen & Reade, LLP
                  757 Third Ave.
                  New York, NY 10017
                  Attn.: Lawrence A. Blatte, Esq.
                  Telecopier No. (212) 755-5600

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

         6.6 This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         6.7 This Agreement contains the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

         6.8 The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         6.9 Any reference in this Agreement to a day shall mean a Business Day. If the day on which any action is required to be performed or to take place is not a Business Day in New York, New York, then such action shall not be required, or shall not take place, until the next Business Day thereafter.

         6.10 This Agreement may be executed in two or more counterparts each of which shall be an original and all of which, taken together, shall be deemed one and the same document.

         6.11 Amerex, M&LIG and M&L International shall each be entitled to specific performance of the terms and provisions of this Agreement.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

                                     M&L International, Inc.

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                     Amerex (USA) Inc.

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                     M&L International Group LLC

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                     Mackintosh of New England Co.
                                     (as to Section 2.1 only)

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                List of Schedules

Schedule 1.1                        Customer Purchase Orders
Schedule 1.3                        Supplier Purchase Orders
Schedule 2.1                        Trademarks